SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        February 23, 2004 (February 17, 2004)

LABARGE, INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-05761                                        73-0574586
(Commission File Number) (IRS Employer Identification No.)

9900A Clayton Road, St. Louis, Missouri                     63124
(Address of principal executive offices)                      (Zip Code)

(314) 997-0800
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 2.   Acquisition or Disposition of Assets

          On February 17, 2004, Registrant, through its wholly-owned subsidiary, LaBarge Electronics, Inc. ("LBE"), acquired substantially all of the assets and assumed the operating liabilities of Pinnacle Electronics, LLC, a Delaware limited liability company ("Pinnacle"), pursuant to an Asset Sale and Purchase Agreement dated February 17, 2004 (the "Agreement") by and between LBE and Pinnacle. Pursuant to the Agreement, LBE also acquired all of Pinnacle's interest in its wholly-owned subsidiary, Pinnacle POS, LLC, a Delaware limited liability company ("Pinnacle POS"). As a result of this acquisition, Pinnacle POS became a wholly-owned subsidiary of LBE. The aggregate purchase price paid by LBE was $41 million. The purchase price is subject to adjustment based on Pinnacle's net working capital at closing. The purchase price was determined by arm's length negotiations between the parties. The purchase price was financed with cash on hand in the amount of $9 million, and $32 million of bank financing provided by U.S. Bank National Association. For a discussion of Registrant's new credit facility, see Item 5, below.

          Pinnacle, a privately held contract electronics manufacturer, participates in the low-to-moderate volume/high mix segment of the electronics manufacturing services industry. Pinnacle designs, engineers and manufactures printed circuit assemblies, cables and harnesses, full "box-build" assemblies and electronic/electro-mechanical systems for customers in a variety of industrial, non-military markets. The company focuses on complex products where high reliability and quality are critical, and offers a variety of value-added services including engineering services, turnkey manufacturing and comprehensive testing. Pinnacle, operating on a calendar year, had 2003 revenues of approximately $38 million. It operates one manufacturing facility in the Pittsburgh area. Other than in connection with the acquisition, Pinnacle has not had any material relationship with Registrant or any of its affiliates, any director or officer of Registrant or any associate of any such director or officer.

          On February 18, 2004, Registrant issued a press release announcing the completion of the acquisition of Pinnacle. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.   Other Events and Regulation FD Disclosure

New Credit Facility

          On February 17, 2004, the Registrant and its wholly-owned subsidiary, LaBarge Electronics, Inc., executed a Loan Agreement (the "Loan Agreement") with U.S. Bank National Association, as agent for the lenders under the Loan Agreement. The credit facility provides a $25 million term loan and a revolving credit facility of $20 million. The facility, together with the Term Loan Promissory Note referred to below, replaced the Company's existing credit agreement, which consisted of a revolving credit facility of $15 million and a term loan of $6.4 million. Subject to certain conditions, the Bank has committed to provide Registrant with letters of credit in aggregate amount not to exceed the lower of available amounts under the revolving loan facility or $10 million. Proceeds of the term loan and $7 million borrowed under the revolving credit facility were used to pay a portion of the purchase price for the assets of Pinnacle Electronics, Inc. Borrowings under the facility are guaranteed by each of the Company's subsidiaries, and are secured by substantially all of the assets of the Company and its subsidiaries. The credit facility matures on February 17, 2009.

          The following is a summary of the credit facility:

*      Borrowings under the revolving credit facility are subject to a borrowing base formula equal to the sum of 85% of eligible receivables and 35% of eligible inventories, less outstanding letters of credit.

*      Principal on the term loan is payable in 24 consecutive quarterly installments as follows: (i) $1.0 million for 8 quarters beginning May 31, 2004; (ii) $1.25 million for 4 quarters beginning May 31, 2006; and (iii) $1.5 million for 8 quarters beginning May 31, 2007.

*      Interest on borrowings under the facility is at a percentage of a base rate or a stated rate over LIBOR based on certain ratios. The base rate is defined as the higher of the lender's reference rate or the federal funds rate plus 1/2%. For the first six months, borrowings under the facility will bear interest at either the base rate plus 1% or LIBOR plus 2.75%.

*      Covenants and performance criteria include, among others, minimum consolidated fixed charge coverage ratios, maximum consolidated debt to consolidated EBITDA (defined in the Loan Agreement) ratio and minimum consolidated tangible net worth requirements.

*      Negative covenants include, among others, limitations on the Company's consolidation, merger or sale of property out of the ordinary course of business, limitations on indebtedness, liens, a prohibition against payment of dividends and a limitation on amounts paid to repurchase or redeem the Company's capital stock to not more than $1 million during the term of the Agreement.

Corporate headquarters refinancing

          Also on February 17, 2004, the Company's subsidiary, LaBarge Properties, Inc., executed a Term Loan Promissory Note payable to U.S. Bank National Association in the principal amount of $6.08 million which note is secured by the Company's corporate headquarters facilities in St. Louis, Missouri and guaranteed by the Registrant. Principal on the Note is payable in 68 equal consecutive monthly installments of $21,333.33, with the balance of principal payable on October 31, 2009. Interest on the Note is at a percentage of the lender's prime rate or a stated rate over LIBOR based on certain ratios. The Note will bear interest until May 15, 2004 at LIBOR plus 0.75% or prime minus 0.25% per annum.

Item 7.   Financial Statements and Exhibits

(a) and (b)      Financial Statements of Businesses Acquired and Pro Forma Financial Information.

       At present, it is impractical for Registrant to provide required financial statements and pro forma financial information relative to the Pinnacle business. The Registrant will file such financial statements and pro form financial information by an amendment to this report within 60 days after the required time for filing for this report, as permitted under Item 7 of Form 8-K.

(c) Exhibits.

See Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABARGE, INC.

Date: _February 23, 2004

By:/s/DONALD H. NONNENKAMP
Donald H. Nonnenkamp
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No. Exhibit

2.1 Asset Sale and Purchase Agreement, dated as of February 17, 2004, by and between LaBarge Electronics, Inc. and Pinnacle Electronics, LLC, plus identification of omitted schedules and exhibits and agreement to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

10.1 Loan Agreement dated February 17, 2004 by and among LaBarge, Inc., LaBarge Electronics, Inc. and U.S. Bank National Association as Agent.

10.2 Term Loan Promissory Note dated February 17, 2004 in the principal amount of $6,080,000 executed by LaBarge Properties, Inc. and payable to U.S. Bank National Association.

99.1 Registrant's Press Release issued February 18, 2004.